Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Second Fiscal Quarter of 2013

Second fiscal quarter of 2013 and recent strategic highlights include:

•	Revenue for the second quarter increased by 54% year-over-year to $38.6 million

•	Number of active enterprise clients totaled 1,109 at the end of the period

•	Stephen Collins was appointed Chief Executive Officer and President

•	Bazaarvoice acquired Longboard Media, Inc.

AUSTIN, Texas, November 26, 2012 — Bazaarvoice, Inc. (NASDAQ:BV), a leading social commerce solutions company, reported its financial results for the second fiscal quarter of 2013 ended October 31, 2012:

•	Revenue for the second quarter of 2013 was $38.6 million, an increase of 54%, compared to $25.0 million for the second quarter of 2012.

•	Adjusted EBITDA for the second quarter of 2013 was a loss of $4.0 million, compared to a loss of $3.1 million for the second quarter of 2012.

•	GAAP net loss for the second quarter of 2013 was $11.2 million, compared to a GAAP net loss of $5.9 million for the second quarter of 2012. Non-GAAP net loss for the second quarter of 2013 was $4.9 million, compared to a non-GAAP net loss of $4.2 million for the second quarter of 2012.

•	GAAP net loss per share for the second quarter of 2013 was $0.16, compared to a GAAP net loss per share for the second quarter of 2012 of $0.30. Non-GAAP net loss per share for the second quarter of 2013 was $0.07, compared to a non-GAAP net loss per share for the second quarter of 2012 of $0.09.

“We entered the year with a plan to position the business to take advantage of the enormous opportunities as a result of exciting trends in social, ecommerce and big data,” said Stephen Collins, Chief Executive Officer. “Our plans centered on furthering our lead position in online retail globally, investing in R&D to enhance our platform to a true self-service model and expanding our capabilities into retail shopper media. We are extremely gratified that we have now achieved all of these critical strategic objectives with the expansion of our network through the acquisition of PowerReviews, the enhancement of our technology platform with the release of Conversations 2.0 and our entry into shopper media through our recent acquisition of Longboard Media. With these achievements, we are confident that Bazaarvoice is well positioned to build momentum going forward.”

Second Fiscal Quarter of 2013 Financial Details

Revenue: Bazaarvoice reported revenue of $38.6 million for the second quarter of 2013, representing a year-over-year increase of 54% compared to revenue of $25.0 million for the second quarter of 2012.

Net loss: GAAP net loss for the second quarter of 2013 was $11.2 million, compared to a GAAP net loss of $5.9 million for the second quarter of 2012. Non-GAAP net loss for the second quarter of 2013 was $4.9 million, compared to a non-GAAP net loss of $4.2 million for the second quarter of 2012.

Net loss per share: GAAP net loss per share for the second quarter of 2013 was $0.16 based upon weighted average shares outstanding of 69.8 million, compared to a GAAP net loss per share of $0.30 for the second quarter of 2012 based upon weighted average shares outstanding of 19.4 million.

Non-GAAP net loss per share for the second quarter of 2013 was $0.07 based upon weighted average shares outstanding of 69.8 million, compared to a non-GAAP net loss per share of $0.09 for the second quarter of 2012 based upon weighted average shares outstanding of 47.3 million.

Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2013 was a loss of $4.0 million, compared to a loss of $3.1 million for the second quarter of 2012.

Clients: The number of active enterprise clients at the end of the second quarter was 1,109, and the number of active network clients at the end of the second quarter was approximately 1,100. Annualized revenue per average active enterprise client for the second quarter was approximately $141,400. Active enterprise client retention rate for the second quarter was approximately 96%.

In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.

Quarterly Conference Call

Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the company’s financial results for the second fiscal quarter of 2013 ended October 31, 2012. To access this call, dial (877) 208-2391 from the United States or (913) 312-0652 internationally with conference ID 4260279. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the company’s website, and a telephone replay will be available through December 10, 2012 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 4260279.

About Bazaarvoice

Bazaarvoice, a leading social commerce solutions company, assists clients in bringing the voice of the customer to the center of business strategy. With over 2,000 clients globally, including over half of the Internet Retailer 500, over 20 percent of the Fortune 500 and over one-third of the Fortune 100, Bazaarvoice helps clients to leverage social data derived from online word of mouth content to increase sales, acquire new customers, improve marketing effectiveness, enhance consumer engagement across channels, increase success of new product launches, improve existing products and services, effectively scale customer support, decrease product returns and enable retailers to launch and manage on-site advertising solutions and site monetization strategies. This online word of mouth content can be syndicated across Bazaarvoice’s global network of client websites, shopper media sites and mobile devices, making the user-generated content that digital consumers trust accessible at multiple points of purchase. Headquartered in Austin, Texas, Bazaarvoice has offices in Amsterdam, London, Munich, New York, Paris, San Francisco, Stockholm and Sydney. For more information, visit www.Bazaarvoice.com, read the blog at www.Bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/Bazaarvoice.

Number of Active Enterprise Clients

We define an active enterprise client as an organization that has implemented either the Bazaarvoice Conversations platform or the PowerReviews Enterprise platform and from which we are currently recognizing revenue, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our ability to increase our enterprise client base is a leading indicator of our ability to grow revenue.

Number of Active Network Clients

We define an active network client as an organization that has implemented one of more of solutions but has not implemented either the Conversations or PowerReviews Enterprise platforms. Such solutions may include our Connections solutions, Media solutions or Express platform. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our enterprise client base is an indicator of the reach of our network.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net loss adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, income tax expense and other (income) expense, net. Non-GAAP net loss, which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss adjusted to exclude stock-based expense, amortization of acquired intangible assets, integration and other costs related to acquisitions along with the associated income tax effect of these adjustments. Non-GAAP basic and diluted loss per share for the second fiscal quarter of 2012 ended October 31, 2011 has been calculated assuming the conversion of all outstanding shares of our preferred stock into 27,897,031 shares of our common stock as of the first day of the beginning of the period. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as and in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenue and financial performance, the ability to continue developing network solutions to leverage our consumer audience reach, content and data to create incremental value for clients, and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; our limited operating history; our ability to integrate the operations of Longboard Media, Inc. as announced in our release on Form 8-K on November 5, 2012; our ability to operate in a new and unproven market; our ability to effectively manage growth, especially in light of our announced management changes; our ability to manage expansion into international markets and new vertical industries; our ability to successfully identify, manage and integrate potential acquisitions; and other risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2012, our Form 10-Q for the fiscal quarter ended July 31, 2012 and Form S-1 as filed with the Securities and Exchange Commission on July 12, 2012. Additional information will also be set forth in our future quarterly reports on Form
10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Bazaarvoice Investor Relations Contact:

Bazaarvoice Investor Relations

Seth Potter

ICR, Inc. on behalf of Bazaarvoice, Inc.

646-277-1230

seth.potter@icrinc.com

Media Contact:

Emily Brady

Brady PR on behalf of Bazaarvoice, Inc.

650-692-6107

emily@bradypr.com

###

Bazaarvoice, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	October 31,	April 30,
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$45,116	$74,367
Restricted cash	604	500
Short-term investments	96,408	50,834
Accounts receivable, net	22,465	17,977
Prepaid expenses and other current assets	4,293	3,873

Total current assets	168,886	147,551

Property, equipment and capitalized internal-use software development costs, net	12,710	8,868
Goodwill	113,152	—
Acquired intangible assets, net	39,133	—
Other non-current assets	129	448

Total assets	$334,010	$156,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,852	$2,523
Accrued expenses and other current liabilities	16,931	12,725
Deferred revenue	47,185	42,152

Total current liabilities	69,968	57,400

Deferred revenue less current portion	2,317	3,434
Deferred tax liability, long-term	1,465	31
Other liabilities, long-term	2,390	2,404

Total liabilities	76,140	63,269

Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	352,807	158,769
Accumulated other comprehensive loss	(6)	(20)
Accumulated deficit	(94,938)	(65,157)

Total stockholders’ equity	257,870	93,598

Total liabilities and stockholders’ equity	$334,010	$156,867

Bazaarvoice, Inc.

Condensed Consolidated Statement of Operations

(unaudited)

(in thousands, except net loss per share data)

	Three Months		Six Months
	Ended October 31,		Ended October 31,
	2012	2011	2012	2011
Revenue	$38,626	$25,015	$74,288	$47,103
Cost of revenue	14,099	8,805	26,732	16,602

Gross profit	24,527	16,210	47,556	30,501
Operating expenses:
Sales and marketing	17,850	12,125	33,172	23,317
Research and development	7,948	4,576	15,442	7,919
General and administrative	7,484	4,815	23,680	9,914
Acquisition-related and other	1,366	—	2,750	—
Amortization of acquired intangible assets	898	—	1,378	—

Total operating expenses	35,546	21,516	76,422	41,150

Operating loss	(11,019)	(5,306)	(28,866)	(10,649)

Other income (expense), net:
Interest income	—	6	50	13
Other income (expense)	51	(373)	(403)	(464)

Total other income (expense), net	51	(367)	(353)	(451)

Net loss before income taxes	(10,968)	(5,673)	(29,219)	(11,100)

Income tax expense	274	178	562	287

Net loss	$(11,242)	$(5,851)	$(29,781)	$(11,387)
Accretion of redeemable convertible preferred stock	—	(12)	—	(25)

Net loss applicable to common stockholders	$(11,242)	$(5,863)	$(29,781)	$(11,412)

Net loss per share applicable to common stockholders:
Basic and diluted	$(0.16)	$(0.30)	$(0.45)	$(0.60)

Basic and diluted weighted average number of shares outstanding	69,846	19,421	66,203	19,119

Bazaarvoice, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months		Six Months
	Ended October 31,		Ended October 31,
	2012	2011	2012	2011
OPERATING ACTIVITIES
Net loss	$(11,242)	$(5,851)	$(29,781)	$(11,387)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	2,622	745	4,335	1,410
Stock-based expense	3,595	1,697	15,933	3,255
Bad debt expense	630	655	783	847
Excess tax benefit related to stock-based compensation	(190)	—	(272)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,929)	(4,257)	(4,800)	(5,506)
Prepaid expenses and other current assets	(670)	(1,682)	(228)	(1,077)
Other non-current assets	(173)	(213)	(116)	(213)
Accounts payable	1,090	756	3,176	2,227
Accrued expenses and other current liabilities	3,578	2,854	2,534	4,188
Deferred revenue	1,610	5,732	1,334	7,207
Other liabilities, long-term	937	263	1,138	263

Net cash provided by (used in) operating activities	(4,142)	699	(5,964)	1,214
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	—	—	(30,313)	—
Purchases of property and equipment and capitalized internal-use software development costs	(2,635)	(2,133)	(5,831)	(2,820)
Purchases of short-term investments	(50,090)	—	(74,216)	—
Proceeds from the sale of short-term investments	28,387	—	28,664	—
Increase in restricted cash	—	—	—	(250)

Net cash used in investing activities	(24,338)	(2,133)	(81,696)	(3,070)
FINANCING ACTIVITIES
Payments of initial stock offering costs	—	(937)	—	(937)
Proceeds from follow-on stock offering, net of costs	(241)	—	51,943	—
Proceeds from exercise of stock options	5,416	213	6,196	1,782
Excess tax benefit related to stock-based compensation	190	—	272	—

Net cash provided by (used in) financing activities	5,365	(724)	58,411	845
Effect of exchange rate fluctuations on cash and cash equivalents	86	(23)	(2)	(39)

Net change in cash and cash equivalents	(23,029)	(2,181)	(29,251)	(1,050)
Cash and cash equivalents at beginning of period	68,145	16,181	74,367	15,050

Cash and cash equivalents at end of period	$45,116	$14,000	$45,116	$14,000

Supplemental disclosure of other cash flow information:
Cash paid for income taxes	$—	$17	$236	$18
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$—	$12	$—	$25
Accrued stock offering costs	—	264	—	934
Issuance of stock for acquisition	—	—	119,696	—

Bazaarvoice, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except net loss per share data)

	Three Months		Six Months
	Ended October 31,		Ended October 31,
	2012	2011	2012	2011
Non-GAAP net loss and net loss per share:
GAAP net loss	$(11,242)	$(5,851)	$(29,781)	$(11,387)
Stock-based expense (1)	3,595	1,697	15,933	3,255
Amortization of acquired intangible assets	1,349	—	2,068	—
Acquisition-related and other expense	1,366	—	2,750	—
Income tax adjustment for non-GAAP items	35	—	59	—

Non-GAAP net loss	$(4,897)	$(4,154)	$(8,971)	$(8,132)

GAAP basic and diluted shares	69,846	19,421	66,203	19,119
Assumed preferred stock conversion	—	27,897	—	27,897

Non-GAAP basic and diluted shares	69,846	47,318	66,203	47,016

Non-GAAP basic and diluted net loss per share	$(0.07)	$(0.09)	$(0.14)	$(0.17)

Adjusted EBITDA:
GAAP net loss	$(11,242)	$(5,851)	$(29,781)	$(11,387)
Stock-based expense (1)	3,595	1,697	15,933	3,255
Adjusted depreciation and amortization (2)	2,099	512	3,437	983
Acquisition-related and other expense	1,366	—	2,750	—
Income tax expense	273	178	561	287
Total other (income) expense, net	(50)	367	354	451

Adjusted EBITDA	$(3,959)	$(3,097)	$(6,746)	$(6,411)

(1) Stock-based expense includes the following:
Cost of revenue	$583	$344	$877	$667
Sales and marketing	870	412	2,695	814
Research and development	1,054	360	1,696	564
General and administrative	1,088	581	10,665	1,210

Stock-based expense	$3,595	$1,697	$15,933	$3,255

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$681	$214	$1,118	$421
Sales and marketing	175	124	308	253
Research and development	161	93	305	161
General and administrative	183	81	327	148
Amortization of acquired intangible assets	899	—	1,379	—

Adjusted depreciation and amortization	$2,099	$512	$3,437	$983

Bazaarvoice, Inc.

Selected Quarterly Financial and Operational Metrics

(unaudited)

(in thousands, except active enterprise clients and full-time employees data)

	Three Months Ended,
	Oct 31,	Jul 31,	Apr 30,	Jan 31,	Oct 31,	Jul 31,	Apr 30,	Jan 31,
	2012	2012	2012	2012	2011	2011	2011	2011
Revenue	$38,626	$35,662	$31,431	$27,602	$25,015	$22,088	$19,281	$17,306
Cost of revenue	14,099	12,633	10,325	9,514	8,805	7,797	7,293	6,676

Gross profit	24,527	23,029	21,106	18,088	16,210	14,291	11,988	10,630
Operating expenses:
Sales and marketing	17,850	15,322	14,257	12,152	12,125	11,192	10,116	8,592
Research and development	7,948	7,494	6,811	6,059	4,576	3,343	2,999	2,801
General and administrative	7,484	16,196	6,047	5,934	4,815	5,099	3,598	3,281
Acquisition-related and other	1,366	1,384	—	—	—	—	—	—
Amortization of acquired intangible assets	898	480	—	—	—	—	—	—

Total operating expenses	35,546	40,876	27,115	24,145	21,516	19,634	16,713	14,674

Operating loss	(11,019)	(17,847)	(6,009)	(6,057)	(5,306)	(5,343)	(4,725)	(4,044)

Total other income (expense), net	51	(404)	(15)	(337)	(367)	(84)	205	(50)

Net loss before income taxes	(10,968)	(18,251)	(6,024)	(6,394)	(5,673)	(5,427)	(4,520)	(4,094)

Income tax expense	274	288	343	181	178	109	139	149

Net loss	$(11,242)	$(18,539)	$(6,367)	$(6,575)	$(5,851)	$(5,536)	$(4,659)	$(4,243)

Stock-based expense (1)	$3,595	$12,338	$1,952	$2,503	$1,697	$1,558	$1,279	$1,253
Adjusted depreciation and amortization (2)	2,099	1,338	552	569	512	471	449	446
Acquisition-related and other expense	1,366	1,384	—	—	—	—	—	—
Income tax expense	273	288	343	181	178	109	139	149
Total other (income) expense, net	(50)	404	15	337	367	84	(205)	50

Adjusted EBITDA	$(3,959)	$(2,787)	$(3,505)	$(2,985)	$(3,097)	$(3,314)	$(2,997)	$(2,345)

Number of active enterprise clients (at period end) (3)	1,109	1,076	790	737	701	640	571	518
Full-time employees (at period end)	777	771	640	608	566	520	494	467

(1) Stock-based expense includes the following:
Cost of revenue	$583	$294	$234	$319	$344	$323	$235	$247
Sales and marketing	870	1,825	636	419	412	402	307	325
Research and development	1,054	642	406	356	360	204	176	188
General and administrative	1,088	9,577	676	1,409	581	629	561	493

Stock-based expense	$3,595	$12,338	$1,952	$2,503	$1,697	$1,558	$1,279	$1,253

(2) Adjusted depreciation and amortization includes the following:
Cost of revenue	$681	$437	$194	$210	$214	$207	$194	$176
Sales and marketing	175	133	117	120	124	129	113	110
Research and development	161	144	136	134	93	68	50	51
General and administrative	183	144	105	105	81	67	92	109
Amortization of acquired intangible assets	899	480	—	—	—	—	—	—

Adjusted depreciation and amortization	$2,099	$1,338	$552	$569	$512	$471	$449	$446

(3)	In connection with our acquisition of PowerReviews, which closed in June 2012, we expanded the types of clients that we serve. To reflect differences among our clients and the services that we offer, we now define our clients as “active enterprise clients” and “active network clients,” the definitions of which are set forth herein and in our Form 10-Q for the fiscal quarter ended July 31, 2012. Historical references to active clients for periods prior to the closing of the acquisition include both active enterprise clients and active network clients on an aggregate basis. As a result of this prospective nomenclature change resulting from our acquisition of PowerReviews, active clients and active client retention rates for periods prior to June 2012 and after June 2012 may not be directly comparable as we have not made this distinction retrospectively. This change also has a corresponding impact on metrics that are driven by the number of clients, such as revenue per active client.